EXHIBIT 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40151) pertaining to the Fourth Amended and Restated 1989 Stock Option Plan of Silgan Holdings Inc., the Registration Statement (Form S-8 No. 333-106306) pertaining to the 2002 Non-Employee Directors Stock Option Plan of Silgan Holdings Inc. and the Registration Statement (Form S-8 No. 333-120695) pertaining to the 2004 Stock Incentive Plan of Silgan Holdings Inc. of our reports dated March 2, 2005, with respect to i) the consolidated financial statements and schedules of Silgan Holdings Inc., and ii) Silgan Holdings Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Silgan Holdings Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.



                                                           /s/ Ernst & Young LLP


Stamford, Connecticut
March 2, 2005